Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION
WIDEPOINT CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information has been prepared by WidePoint Corporation (“WidePoint”) and gives effect to the acquisition of Operational Research Consultants, Inc. (“ORC”) completed on October 25, 2004.

The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2003 has been prepared to give effect to the ORC acquisition as if it had occurred on January 1, 2003. The unaudited pro forma condensed consolidated statement of operations for the nine month period ended September 30, 2004 has been prepared to give effect to the ORC acquisition as if it had occurred on January 1, 2003. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 has been prepared to give effect to the ORC acquisition as if it has occurred on September 30, 2004.

The pro forma adjustments, which are based on available information and certain assumptions that WidePoint believes are reasonable under the circumstances, are applied to the historical financial statements of WidePoint and ORC. WidePoint’s preliminary allocation of the ORC purchase price is based upon preliminary estimates of the fair value of net assets acquired. Management believes that the preliminary allocation of the purchase price is reasonable, however, in some cases, the final allocation will be based upon an independent valuation that is not yet complete. As a result, the allocation is subject to revision as additional information becomes available, and such revised allocation could differ from the preliminary allocation.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for WidePoint and the ORC. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what WidePoint’s financial position or results of operations would actually have been had the acquisition occurred on such dates or to project WidePoint’s results of operations or financial position for any future period.

These pro forma financial statements contain certain costs, including expenses allocated to ORC, that WidePoint’s management does not expect will continue. As a result, actual results may differ significantly from the pro forma information presented herein.

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Twelve months ended December 31, 2003

	Twelve Months Ended December 31, 2003
	Historical WidePoint (a)	Historical ORC (b)	Pro Forma Adjustments		Pro Forma WidePoint
Revenues, net	$3,293,508	$14,956,615	$--		$18,250,123
Operating expenses:
Cost of sales	2,460,281	10,378,116	--		12,838,397
Sales, general & administrative	1,123,285	4,345,638	(1,206,454	)(c)	4,262,469
Depreciation & amortization	12,777	95,996	200,000	(d)	308,773

(Loss) income from operations	(302,835)	136,865			840,484
Other income (expenses):
Interest income	11,551	--	--		11,551
Interest expenses	(1,304)	(55,584)	(167,000	)(e)	(223,888)
Other	1,500	(2,609)	--		(1,109)

Net income (loss) before provision
for income taxes	(291,088)	78,672			627,038
Income tax provision	--	140			140

Net (loss) income	$(291,088)	$78,532	$--		$626,898

Basic net (loss) income per share	$(0.02)				$0.04
Diluted net (loss) income per share	$(0.02)				$0.02
Basic weighted-average shares
outstanding	15,579,913		972,500	(g)	16,552,413
Diluted weighted-average shares
outstanding	15,579,913		21,429,643	(h)	37,009,556

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine months ended September 30, 2004

	Nine Months Ended September 30, 2004
	Historical WidePoint (a)	Historical ORC (b)	Pro Forma Adjustments		Pro Forma WidePoint
Revenues, net	$2,470,992	$7,520,445	$--		$9,991,437
Operating expenses:
Cost of sales	1,850,528	4,954,492	--		6,805,020
Sales, general & administrative	1,003,411	2,185,332	(556,628	)(c)	2,632,115
Depreciation & amortization	3,322	36,768	150,000	(d)	190,090

(Loss) income from operations	(386,269)	343,853			364,212
Other income (expenses):
Interest income	5,006	--	--		5,006
Interest expenses	(608)	(45,860)	(129,000	)(e)	(175,468)
Other	--	4,823	--		4,823

Net income before provision for
Income taxes	(381,871)	302,816			198,573
Income tax provision	--	91,614	(91,614	)(f)	--

Net (loss) income	$(381,871)	$211,202	$--		$198,573

Basic net (loss) income per share	$(0.02)				$0.01
Diluted net (loss) income per share	$(0.02)				$0.00
Basic weighted-average shares
outstanding	18,160,920		972,500	(g)	19,133,420
Diluted weighted-average shares
outstanding	18,160,920		24,637,616	(h)	42,798,536

The accompanying notes are an integral part of the financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

a)	To reflect the reported historical operating results of WidePoint for the year ended December 31, 2003 and the unaudited operating results for the nine months ended September 30, 2004 which included its acquisition of Chesapeake.
b)	To reflect the historical results of operations of ORC for the twelve month period ended December 31, 2003, which is the same as WidePoint’s fiscal year. The unaudited quarterly statements of operations were derived from the historical results of operations of ORC for the nine month period ended September 30, 2004.
c)	To reflect the elimination of non-recurring expenses associated with the former shareholders of ORC and to reflect the elimination of prior period expenses that are no longer associated with the operation of ORC for the year ended December 31, 2003 and nine months ended September 30, 2004.
d)	To record estimated amortization expense related to the identifiable intangible assets associated with the acquisition of ORC. WidePoint will retain an outside firm to do an independent appraisal for the allocation of the purchase price related to the acquisition of ORC. As this appraisal has not yet been completed, the total allocation, the useful lives, and the method of amortization may change. Based upon the most current projections, WidePoint recorded an intangible asset associated with the PKI Certificate Service offered by ORC and applied a $1,000,000 value with an estimated useful life of five years in which event WidePoint realized an amortization expense of approximately $200,000 for the twelve month period ended December 31, 2003 and $150,000 for the nine month period ended September 30, 2004.
e)	In conjunction with the acquisition of ORC, WidePoint secured a $2,500,000, prime rate, secured line of credit of which WidePoint utilized approximately $1,200,000 towards the purchase price requirements of ORC. The line of credit was in the form of a term loan that expires in November of 2005. The adjustment records an incremental interest expense at a rate of 4.75% of $1,200,000 and additionally includes amortized costs associated with the loan that includes document preparation fees, legal fees, and various consulting fees.
f)	To reverse federal and state income taxes at ORC for the twelve months ended December 31, 2003 as a result of the application of a net deferred tax asset and the application of associated losses at Historic WidePoint against gains at ORC which reduced the estimated taxes withheld during the twelve months ended December 31, 2003.
g)	To reflect the issuance of 972,500 common shares of WidePoint’s stock as part of the purchase consideration of ORC.
h)	To reflect the increase in the issuance of the 972,500 common shares of WidePoint’s stock as part of the purchase consideration, assume the dilutive calculation of the conversion of the preferred stock into common shares issued as part of an equity financing to raise sufficient funds for the specific purpose of acquiring ORC, and allowing for the assumption of the dilutive treasury stock calculation of granted outstanding options.

WIDEPOINT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2004

	September 30, 2004
	Historical WidePoint (a)	Historical ORC (b)	Pro Forma Adjustments		Pro Forma WidePoint
ASSETS
Current assets:
Cash and cash equivalents	$598,111	$85,089	$(384,000	)(c)	$299,200
Accounts receivable	511,527	2,270,361	--		2,781,888
Prepaid expenses and other assets	42,361	60,353	327,306	(d)	430,020

Total current assets	1,151,999	2,415,803	--		3,511,108
Property and equipment, net	7,858	80,585	--		88,443
Accumulated software certificate
development costs	496,613	--	496,613
Goodwill and other intangibles	1,540,319	--	3,646,649	(e)	5,186,969
Other assets	71,867	28,459	--		100,326

Total assets	$2,772,043	$605,657			$9,383,458
LIABILITIES &
SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$94,155	$617,947	$--		$712,102
Accrued expenses	300,111	496,047	173,386	(f)	969,544
Short-term portion of deferred rent	2,407	--	--		2,407
Line of credit	--	429,115	1,200,000	(g)	1,629,115

Total current liabilities	396,673	1,543,109	1,200,000		3,313,168
Long-term portion of deferred rent	7,764	--			7,764

Total Liabilities	$404,437	1,543,109			3,320,932
Shareholders' equity
Preferred stock			2,046	(h)	2,046
Common stock	20,163		963	(i)	21,126
Related party notes receivable	(121,100)	--	(121,100)
Additional paid-in capital	43,674,169		3,600,297	(j)	47,274,466
Accumulated (deficit) income	(41,205,626)		91,614	(k)	(41,114,012)

Total shareholders' equity	2,367,606	1,478,351			6,062,526

Total liabilities & shareholders' equity	$2,772,043	$3,021,460			$9,383,458

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

a)	To reflect the historical unaudited financial position of WidePoint including its acquisition of Chesapeake.
b)	To reflect the historical unaudited financial position of the ORC.
c)	To recognize the net cash reduction after adjusting for the proceeds and disbursements of proceeds for the acquisition of ORC.
d)	To adjust for a working capital deficiency under the terms of the purchase agreement that requires a minimum working capital requirement by creating a short-term other asset (note payable) until such time as the former stockholders of ORC cure the deficiency.
e)	The ORC acquisition has been accounted for as a stock purchase by WidePoint and pursuant to the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of the acquisition. The pro format adjustments herein are based on management’s preliminary estimates of fair value. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein. The total consideration paid for the acquisition of ORC was obtained through partial borrowings against a term loan and through a preferred equity capital infusion by the WidePoint. The preliminary allocation of the purchase price assumed a net estimated fair value of assets purchased of approximately $1,500,000, approximately $1,000,000 in estimated intangible assets, and approximately $2,600,000 in goodwill.
f)	To adjust for accrued expenses associated with the purchase of ORC which were not yet paid.
g)	To adjust for the $1,200,000 in associated short-term debt utilized in the purchase of ORC by WidePoint.
h)	To adjust for the par value of $0.001 per share associated with the preferred equity financing proceeds which were utilized for the purchase of ORC by WidePoint.
i)	To adjust for the par value of $0.001 per share of common stock issued to the former stockholders of ORC in connection with the purchase of all the outstanding shares of ORC by WidePoint.
j)	To adjust for the paid in capital as a result of the equity financing which proceeds were utilized in the purchase of ORC by WidePoint.
k)	To adjust for the recapture of the tax liability of ORC by WidePoint.